Exhibit 99.2

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2015, 2014 and 2013
(With Independent Auditors’ Report Thereon)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Table of Contents

Page

Independent Auditors' Report	1
Consolidated Financial Statements:
Balance Sheets	2
Statements of Income	3
Statements of Comprehensive Income	4
Statements of Changes in Member's Equity	5
Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7-22

Independent Auditors’ Report
The Member
Bright House Networks, LLC:
We have audited the accompanying consolidated financial statements of Bright House Networks, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in member’s equity, and cash flows for each of the years in the three‑year period ended December 31, 2015, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Bright House Networks, LLC and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the three‑year period ended December 31, 2015, in accordance with U.S. generally accepted accounting principles.
/s/ KPMG LLP
New York, New York
March 4, 2016

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2015 and 2014
(In thousands of dollars)

	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$73,297	653,714
Short-term marketable securities (note 4)	—	112,397
Accounts receivable-trade, net of allowances of $20,908 and
$19,250 as of December 31, 2015 and 2014, respectively	167,220	179,383
Other current assets	41,080	55,564
Total current assets	281,597	1,001,058

Property, plant and equipment, net (note 3)	2,186,222	2,130,642
Long-term marketable securities (note 4)	—	362,940
Investments (note 5)	10,420	12,006
Goodwill (note 6)	12,746	12,746
Intangible assets, net (note 6)	860,894	851,484
Other assets	11,292	50,241
Total assets	$3,363,171	4,421,117

Liabilities and Member's Equity
Accounts payable and other current liabilities (note 7)	$352,448	348,342
Current maturities of long-term debt (note 8)	342,857	42,857
Deferred revenue	67,955	62,946
Total current liabilities	763,260	454,145

Long-term debt (note 8)	128,571	471,429
Other liabilities (note 9)	447,063	479,722
Total liabilities	1,338,894	1,405,296

Commitments and contingencies (note 13)
Member's equity	2,024,277	3,015,821
Total liabilities and member's equity	$3,363,171	4,421,117

See accompanying notes to consolidated financial statements.

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Consolidated Statements of Income
Years ended December 31, 2015, 2014 and 2013
(In thousands of dollars)

	2015	2014	2013

Revenues:
Subscriber	$3,727,034	3,504,839	3,335,582
Advertising and other	195,554	199,548	172,886
Total revenues	3,922,588	3,704,387	3,508,468

Costs and expenses:
Operating expenses	2,654,864	2,503,534	2,392,049
Depreciation and amortization	458,880	416,223	386,063
Gain from disposal of assets, net
and other income	(25,203)	(4,497)	(29,483)
Income from equity investments	(1,242)	(122)	(1,862)
Interest, net	33,534	37,724	42,371
Total costs and expenses	3,120,833	2,952,862	2,789,138

Net income	$801,755	751,525	719,330

See accompanying notes to consolidated financial statements.

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
Years ended December 31, 2015, 2014 and 2013
(In thousands of dollars)

	2015	2014	2015

Net income	$801,755	751,525	719,330
Change in unrecognized amounts included in
pension and postretirement obligations (note 11)	40,508	(132,713)	84,655
Comprehensive income	$842,263	618,812	803,985

See accompanying notes to consolidated financial statements.

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Consolidated Statements of Changes in Member's Equity
Years ended December 31, 2015, 2014 and 2013
(In thousands of dollars)

		Accumulated
		other
	Member's	comprehensive
	equity	loss	Total
Balance, December 31, 2012	$2,650,062	(175,860)	2,474,202
Net income	719,330	—	719,330
Change in unrecognized amounts included in
pension and postretirement obligations (note 11)	—	84,655	84,655
Distributions	(319,650)	—	(319,650)

Balance, December 31, 2013	3,049,742	(91,205)	2,958,537
Net income	751,525	—	751,525
Change in unrecognized amounts included in
pension and postretirement obligations (note 11)	(170,128)	(132,713)	(302,841)
Distributions	(391,400)	—	(391,400)

Balance, December 31, 2014	3,239,739	(223,918)	3,015,821
Net income	801,755	—	801,755
Change in unrecognized amounts included in
pension and postretirement obligations (note 11)	—	40,508	40,508
Distributions	(1,833,807)	—	(1,833,807)

Balance, December 31, 2015	$2,207,687	(183,410)	2,024,277

See accompanying notes to consolidated financial statements.

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2015, 2014 and 2013
(In thousands of dollars)

	2015	2014	2013
Cash flows from operating activities:
Net income	$801,755	751,525	719,330
Adjustments to reconcile net income to cash flows from
operating activities:
Depreciation and amortization	458,880	416,223	386,063
Income from equity investments	(1,242)	(122)	(1,862)
Gain on disposal of assets, net	(4,762)	(4,497)	(29,483)
Change in operating assets and liabilities:
Accounts receivable	12,163	(13,747)	(5,957)
Other current assets	12,022	(6,863)	(23,125)
Other assets	9,611	3,860	(778)
Accounts payable and other liabilities	11,956	(26,718)	22,987
Deferred revenue	5,009	2,296	8,290
Net cash provided by operating activities	1,305,392	1,121,957	1,075,465

Cash flows from investing activities:
Capital expenditures	(505,008)	(530,590)	(397,882)
Franchise expenditures	(19,587)	(10,274)	(9,598)
Purchases of marketable securities	(205,932)	(608,178)	(9,995)
Proceeds from sale and maturities of marketable securities	192,005	140,597	39,981
Acquisitions of investments and other assets	(636)	(530)	(1,831)
Transfer from (to) restricted cash	35,807	(31,282)	—
Proceeds from SpectrumCo's sale of spectrum licenses	—	—	1,161
Proceeds from sale of investment	—	—	42,373
Proceeds from sale of other assets	4,762	4,497	5,810
Net cash used in investing activities	(498,589)	(1,035,760)	(329,981)

Cash flows from financing activities:
Member distributions	(1,344,363)	(391,400)	(319,650)
Repayment of senior note	(42,857)	(42,857)	(42,857)
Net cash used in financing activities	(1,387,220)	(434,257)	(362,507)

Net (decrease) increase in cash and cash
equivalents	(580,417)	(348,060)	382,977
Cash and cash equivalents at beginning of period	653,714	1,001,774	618,797
Cash and cash equivalents at end of period	$73,297	653,714	1,001,774

Interest paid	$37,821	41,036	44,250

Noncash financing activities:
Member distributions of marketable securities	$489,444	—	—

See accompanying notes to condensed consolidated financial statements.

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

(1)	Organization and Summary of Significant Accounting Policies

(a)	Description of Business

Bright House Networks, LLC (BHN) and subsidiaries (the Company) is a cable operator with its primary markets in Florida, Michigan, Alabama, Indiana and California. The Company provides its subscribers with video, high‑speed data and digital phone services. The Company also sells advertising on its cable systems to local and national advertisers.

The Company is a wholly owned subsidiary of Time Warner Entertainment‑Advance/Newhouse (TWE‑A/N). TWE‑A/N is a partnership between Advance/Newhouse Partnership (A/N) and a subsidiary of Time Warner Cable Inc. (TWC). A/N is the manager of the Company and is entitled to 100% of its economic benefits.

(b)	Basis of Consolidation

The accompanying consolidated financial statements include all of the accounts and all entities that are majority‑owned by the Company and are required to be consolidated in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company has eliminated intercompany accounts and transactions among consolidated entities.

(c)	Revenues and Costs

Subscriptions are recorded as revenue in the period that the service is provided. Advertising revenues are recognized in the period that the advertisements are exhibited. Recognition of revenue from subscribers billed in advance is deferred until the services are rendered.

The Company pays for programming provided to its subscribers under joint contracts with Time Warner Cable Inc. (TWC). The programming costs are expensed as the related services are made available to subscribers. Amounts paid to TWC for programming and other services were $1,040.2 million, $976.5 million and $944.1 million in 2015, 2014 and 2013, respectively. At December 31, 2015 and 2014, unpaid balances due to TWC were $160.3 million and $154.4 million, respectively. Such amounts are included in accounts payable and other current liabilities in the accompanying consolidated balance sheets.

Launch fees received from programming vendors are deferred and recognized as a reduction of expense over the life of the related programming agreement. Reimbursement of marketing costs from programming vendors are recognized as a reduction in marketing expense.

Advertising costs are expensed upon the first exhibition of related advertisements. Marketing expense (including advertising), net of certain reimbursements from programmers, was $96.2 million, $93.0 million and $83.7 million in 2015, 2014 and 2013, respectively.

Cable subscriber installation costs for single‑family residences are expensed when incurred.

In the normal course of business, the Company is assessed non-income related taxes by governmental authorities, including franchising authorities, and collects such taxes from its subscribers. The Company’s policy is that, in instances where the tax is being assessed directly on the Company, amounts paid to governmental authorities and amounts received from subscribers are recorded on a gross basis. That is, amounts paid to governmental authorities are recorded as operating expenses and amounts received from

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BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

subscribers are recorded as revenues. The amount of such fees included as a component of revenues was $93.5 million, $90.4 million and $89.1 million in 2015, 2014 and 2013, respectively.

The Company recorded income of $20.4 million in the year ended December 31, 2015, for minimum payments received under its agreement with Verizon, which is included in Gain from disposal of assets, net and other income in the consolidated statements of income for the year ended December 31,2015.

(d)	Cash and Cash Equivalents

Cash and cash equivalents consist of cash and liquid investments with an original maturity of less than three months.

(e)	Marketable Securities

The Company had investments in marketable debt securities which were accounted for as available‑for‑sale securities and stated at fair value. The Company determined the appropriate classification of the investments at the date of purchase and reevaluated the classification at the balance sheet date. Marketable debt securities with maturities of 12 months or less were classified as short‑term. Marketable debt securities with maturities greater than 12 months were classified as long‑term. Changes in the fair value of available‑for‑sale securities were not material.

(f)	Fair Value Disclosures

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy, as defined below, gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Level 1 -	Defined as observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities

Level 2 -
Defined as observable inputs other than Level 1 inputs. These include quoted prices for similar assets or liabilities in an active market, quoted prices for identical assets and liabilities that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of accounts receivable, accounts payable, and other current liabilities approximates fair value because of the relatively short maturity of these items.

The Company’s marketable securities, which included U.S. Treasury securities, corporate debt securities, U.S. government agency securities, municipal securities, certificates of deposit and commercial paper, were recorded at fair value (see note 4). The Company classified these investments as Level 2 since the fair value estimates were based on market observable inputs for investments with similar terms and maturities.

8	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

(g)	Accounts Receivable

Accounts receivable are recorded at net realizable value. The Company maintains an allowance for doubtful accounts, which is determined after considering past collection experience, aging of accounts receivable, general economic factors, and other considerations.

(h)	Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Additions to the Company’s distribution systems include material, labor, and overhead. Depreciation is calculated using the straight‑line method over the estimated useful lives as follows:

Buildings and improvements	10 - 45 years
Distribution systems	3 - 16 years
Vehicles and other equipment	3 - 10 years

Gains and losses on dispositions of property are reported as disposal of assets, net, in the accompanying consolidated statements of income.

(i)	Investments

Investments in which the Company has significant influence, but less than controlling voting interest, are accounted for under the equity method. Investments in which the Company does not have significant influence are accounted for under the cost method.

The Company writes down an investment to fair value if it is determined that the investment has incurred an other‑than‑temporary decline in value. The Company evaluates available financial information and quoted market prices, where available, to determine fair value (note 5).

(j)	Goodwill

The excess of purchase price over the fair value of net tangible and identifiable intangible assets acquired is included in goodwill on the date of acquisition. Goodwill is not amortized.

(k)	Intangible Assets

Intangible assets include cable television franchises acquired in business combinations. These assets are deemed to have an indefinite useful life and are not amortized.

Intangible assets also include costs incurred in negotiating and renewing cable franchise agreements and other contractual rights, such as deferred right‑of‑way costs. These assets have a finite useful life and are amortized on a straight‑line basis over their respective contract terms as follows:

Renewal of cable franchise rights	15 - 25 years
Deferred right-of-way costs	5 - 25 years
Trade names and subscriber lists	5 years
Other	2 - 20 years

9	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

(l)	Impairment of Long‑Lived, Indefinite‑Lived Assets and Goodwill

The Company reviews its long‑lived assets (property, plant, and equipment, and intangible assets subject to amortization that arose from acquisitions accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

We evaluate goodwill and other indefinite‑lived intangible assets for impairment at least annually and whenever other facts and circumstances indicate that the carrying amounts of goodwill and other indefinite‑lived assets may not be recoverable. For purposes of the goodwill evaluation, we make a qualitative assessment to determine if goodwill may be impaired. If it is more likely than not that a reporting unit’s fair value is less than its carrying value, we then compare the fair value of the reporting unit to its respective carrying amount. If the carrying value of a reporting unit were to exceed its fair value, we would then compare the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying amount over the fair value would be charged to operations as an impairment loss. Any excess of the carrying value over the fair value of indefinite‑lived intangibles assets other than goodwill is also charged to operations as an impairment loss.

(m)	Income Taxes

The Company is not subject to federal or state income taxes, and therefore, no income taxes are recorded in the accompanying consolidated financial statements.

(n)	Use of Estimates

The accompanying consolidated financial statements are prepared in accordance with GAAP, which requires that management make estimates and assumptions that affect the reported amounts. Actual results could differ from these estimates.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for asset impairments, allowances for doubtful accounts, investments, depreciation and amortization, pension benefits, and contingencies. Allocation methodologies used to prepare the accompanying consolidated financial statements are based on estimates and are described in the notes, where appropriate.

(2)	Charter Agreement

On March 31, 2015, A/N entered into an agreement (the Agreement) with Charter Communications, Inc. (Charter) whereby Charter will acquire the BHN business (with the exception of certain excluded assets and liabilities). On May 26, 2015, Charter and TWC announced that they had entered into an agreement to merge, following which Charter and A/N amended their Agreement. Following the closing of the merger between Charter and TWC and the acquisition of BHN by Charter (which transactions are expected to close contemporaneously), A/N is expected to own between 14% and 13% of the combined Charter‑TWC‑BHN business (depending on final elections of cash versus stock available to shareholders of TWC), on an as‑converted, as‑exchanged basis.

The Agreement, as amended, between Charter and A/N is subject to several conditions, including, the completion of the merger between Charter and TWC and regulatory approvals.

10	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

(3)	Property, Plant, and Equipment, Net

Property, plant, and equipment and related accumulated depreciation consist of the following at December 31:

	2015	2014
	(In thousands)

Land	$32,914	32,733
Buildings and improvements	273,751	262,871
Distribution system	4,712,594	4,531,328
Vehicles, other equipment, furniture, and fixtures	351,848	359,937
Construction in progress	37,379	38,457

Total cost	$5,408,486	5,225,326
Less accumulated depreciation	(3,222,264)	(3,094,684)

Total property, plant, and equipment, net	$2,186,222	2,130,642

Depreciation expense was $448.7 million, $406.4 million and $376.4 million for 2015, 2014 and 2013, respectively.

(4)	Marketable Securities

Our marketable debt securities consisted of the following at December 31:

	2015	2014
	(In thousands)
Short-term marketable securities:
U.S. Treasury securities	$—	27,782
Corporate debt securities	—	3,103
U.S. agency securities	—	17,491
Municipal securities	—	13,552
Certificates of deposit	—	18,998
Commercial paper	—	31,471

Total short-term marketable securities	$—	112,397

Long-term marketable securities:
Corporate debt securities	—	73,424
U.S. agency securities	—	129,782
Municipal securities	—	159,734

Total long-term marketable securities	$—	362,940

On July 1, 2015, the Company distributed all marketable securities to A/N.

11	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

(5)	Investments

Investments consist of the following at December 31:

	2015	2014
	(In thousands)

Equity method investments	$10,420	12,006

Total investments	$10,420	12,006

In July 2013, in connection with Sprint Communications, Inc.’s (Sprint) acquisition of Clearwire Corporation (Clearwire), Sprint acquired the Company’s cost method investment of 8.5 million Class A shares of Clearwire for $42.4 million. As a result, the Company recognized a gain of $25.9 million, which is included in Gain from disposal of assets, net and other income in the consolidated statement of income in 2013.

(6)	Intangible Assets and Goodwill

Intangible assets and related accumulated amortization consist of the following at December 31:

	2015			2014
	Gross Carrying Amount	Accumulated Amortization	Total	Gross Carrying Amount	Accumulated Amortization	Total
	(In thousands)

Indefinite-lived cable franchise rights	$801,760	—	801,760	801,760	—	801,760

Finite-lived intangible assets:
Renewal of cable franchise rights	48,706	(35,899)	12,807	85,246	(82,177)	3,069
Deferred right-of-way costs	93,071	(49,241)	43,830	84,297	(40,923)	43,374
Trade names and subscriber lists	1,564	(938)	626	1,564	(625)	939
Other	5,530	(3,659)	1,871	5,530	(3,188)	2,342

	148,871	(89,737)	59,134	176,637	(126,913)	49,724
Total intangible
assets, net	$950,631	(89,737)	860,894	978,397	(126,913)	851,484

Amortization expense was $10.2 million, $9.9 million and $9.7 million in 2015, 2014 and 2013, respectively. Based on the current amount of intangible assets subject to amortization, the estimated amortization expense is expected to be $11.0 million in 2016, $10.1 million in 2017, $8.4 million in 2018, $7.0 million in 2019, and $5.7 million in 2020.

There were no changes in the carrying value of the Company’s goodwill from January 1 through December 31, 2015 and 2014, respectively. There were no goodwill impairment charges for the years ended December 31, 2015, 2014 and 2013.

12	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

(7)	Accounts Payable and Other Current Liabilities

Accounts payable and other current liabilities consist of the following at December 31:

	2015	2014
	(In thousands)

Accounts payable	$81,455	77,638
Amount owed to TWC	160,345	154,367
Other	110,648	116,337

Total other liabilities	$352,448	348,342

(8)	Long‑Term Debt

The following table summarizes the Company’s debt arrangements at December 31:

		Principal	Balance outstanding
Type	Maturity	Amount	2015	2014
			(In thousands)

Senior notes (a)	2016	300,000	300,000	300,000
Senior notes (b)	2019	300,000	171,428	214,286
Revolving credit (c)	2018	500,000	—	—

Total		$1,100,000	471,428	514,286
Less current portion			342,857	42,857

Total long-term
debt			$128,571	471,429

The senior notes are guaranteed by A/N and the Company’s subsidiaries.

(a)
Interest on senior notes is payable semi annually at a fixed annual interest rate of 7.25%. The principal is payable in full at maturity. $200 million of principal was due and repaid in full on January 25, 2016 and $100 million of principal was due and repaid in full on February 17, 2016.

(b)	Interest on senior notes is payable semi annually at a fixed annual interest rate of 7.50%. The principal is payable in annual payments of $42.9 million.

(c)
The Company pays interest rates equal to LIBOR plus 1.125% on its revolver loans and a commitment fee of 0.125% per annum on the unused portion of the facility. Of the $500 million total facility, up to $466.3 million remained available at December 31, 2015. The reduction in borrowing capacity relates to $33.7 million in letters of credit at December 31, 2015 (note 13). The revolving credit facility terminates on July 29, 2018.

The Company’s debt had an estimated fair value of $491.6 million and $564.0 million as of December 31, 2015 and December 31, 2014, respectively. The estimated fair value of the Company’s privately held debt was based

13	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

on available interest rates for debt issuances with similar terms and remaining maturities. Unrealized gains or losses on debt do not result in the realization or expenditure of cash and are not recognized for financial reporting purposes unless the debt is retired prior to its maturity.

The Company is required to maintain certain financial covenants and is in compliance with those covenants as of December 31, 2015. In the event of a change in control, the Company is required to give written notice to each holder containing an offer to prepay the senior notes at a price of 100% of the principal amount of the senior notes plus accrued and unpaid interest, accrued to such date of prepayment, plus a make‑whole amount.

Interest expense for the instruments above, including amortization of deferred financing fees and other fees of $1.6 million, $1.5 million and $2.3 million, was $38.0 million, $41.2 million and $45.2 million in 2015, 2014 and 2013, respectively.

(9)	Other Liabilities

Other liabilities consist of the following at December 31:

	2015	2014
	(In thousands)

Accrued pension benefits (note 11)	$394,670	420,648
Other	52,393	59,074

Total other liabilities	$447,063	479,722

(10)	Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consists of the following at December 31:

	2015	2014	2013
	(In thousands)

Cumulative net unrecognized loss on pension and other
postretirement employee benefits	$(183,410)	(223,918)	(91,205)

(11)	Pension and Other Postretirement Benefits

Employee benefit plans

The Company sponsors a funded pension plan, the Bright House Networks Pension Plan (the Plan). The Plan provides employees with retirement benefits in accordance with benefit provision formulas based on years of service and compensation. Funding is based on an evaluation and review of the assets and liabilities of the Plan. The assets are held in a master trust managed by the Advance Publications, Inc. Master Trust Pension Committee. The projected benefit obligation is determined using the census data specific to the Company’s employees. The Company’s share of the master trust assets consists of Company specific contributions, net of benefit payments, and its proportionate share of the actual return on total assets. The Company’s Plan was historically an annex to the Advance Pension Plan. On July 31, 2014, the Plan was spun off into its own separate pension plan. In

14	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

connection with the spin‑off, approximately $170 million of plan assets previously attributed to the Plan were transferred to the Advance Publications Pension Plan and is reflected within member’s equity.

The Company sponsors unfunded supplemental pension benefit plans for a select group of management and highly compensated employees. These plans are based on employees’ years of service and compensation.

The Company provides postretirement healthcare to retirees and eligible dependents. These benefits are paid from the general assets of the Company.

Changes in the Company’s projected benefit obligation, fair value of plan assets and funded status from January 1 through December 31 are presented below:

	2015	2014
	(In thousands)

Projected benefit obligation, beginning of year	$700,768	509,185
Service cost	43,432	33,554
Interest cost	30,472	25,251
Plan amendments	314	—
Actuarial (gain) loss	(60,286)	141,378
Benefits paid	(8,877)	(8,600)

Projected benefit obligation, end of year	$705,823	700,768

Accumulated benefit obligation	$568,332	548,395

Fair value of plan assets, beginning of year	277,138	365,359
Actual return on plan assets	(10,513)	32,927
Employer contributions	50,501	57,580
Benefits paid	(8,877)	(8,600)
Transfer out due to plan spinoff	—	(170,128)

Fair value of plan assets, end of year	$308,249	277,138

Funded status	$(397,574)	(423,630)

15	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plan, the supplemental pension plan and other postretirement plans as of December 31, 2015 and 2014 consisted of the following:

	Pension		Supplemental		Other
	Plan		Pension Plan		Postretirement Plans
	December 31,		December 31,		December 31,
	2015	2014	2015	2014	2015	2014
	(In thousands)

Projected benefit obligation	$659,960	649,781	45,767	50,850	96	137
Accumulated benefit obligation	522,565	498,013	45,767	50,382	—	—
Fair value of plan assets	308,249	277,138	—	—	—	—

Pretax amounts recognized in the consolidated balance sheet as of December 31, 2015 and 2014 consisted of the following:

	2015	2014
	(In thousands)

Current liability	$(2,904)	(2,982)
Noncurrent liability	(394,670)	(420,648)

Total amount recognized in liabilities	$(397,574)	(423,630)

Accumulated other comprehensive loss, net:
Actuarial loss	$(183,019)	(223,836)
Prior service cost	(391)	(82)

Total amount recognized in member's
equity	$(183,410)	(223,918)

The components of net periodic benefit costs for the years ended December 31, 2015, 2014 and 2013 consisted of the following:

	2015	2014	2013
	(In thousands)

Service cost	$43,432	33,554	38,324
Interest cost	30,472	25,251	22,483
Expected return on plan assets	(21,672)	(27,990)	(23,404)
Recognized actuarial loss	12,716	3,722	10,688
Amortization of prior service cost	5	5	5

Net periodic pension cost	$64,953	34,542	48,096

16	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

The estimated amounts that are expected to be amortized from accumulated other comprehensive loss, net, into net periodic benefit costs in 2016 include:

Amortization of actuarial loss	$7,763
Amortization of prior service cost	89

$7,852

The weighted average assumptions used to determine projected benefit obligations and net periodic cost were:

	2015	2014	2013

Discount rate used to determine projected benefit
obligation – pension plan	4.75%	4.40%	5.00%
Discount rate used to determine projected benefit
obligation – supplemental pension plan and
other postretirement plans	4.50	4.10	5.00
Discount rate used to determine net periodic cost
– pension plan	4.40	5.00	4.25
Discount rate used to determine net periodic cost
– supplemental pension plan and other
postretirement plans	4.10	5.00	4.25
Expected long-term return on plan assets	7.50	7.50	7.50
Rate of compensation increase used to determine
projected benefit obligation	4.00	4.00	4.00
Rate of compensation increase used to determine
net periodic pension cost	4.00	4.00	4.00
Healthcare cost trend rate assumed for next year	7.00	7.20	7.20
Rate to which the cost is assumed to decline
(ultimate trend rate)	4.50	4.50	4.50

The mortality tables used to determine benefit obligations as of December 31, 2015, 2014 and 2013 consisted of the following: RP 2014 generational mortality table with MP - 2015 and MP- 2014 projection scale and no collar adjustment for 2015 and 2014, respectively, and the PPA Separate static annuitant and non-annuitant tables for 2013.

The discount rate used by the Company in calculating the net periodic benefit cost for the Pension Plan and the Supplemental Pension Plan was determined using the Mercer Pension Discount Yield Curve - Above Mean Yield. The Above Mean Curve is constructed from the bonds in the Mercer Yield Curve universe that have a yield higher than the Regression Mean Yield Curve.

In developing the expected long‑term rate of return on assets, the Plan evaluates input from investment consultants, actuaries, and investment management firms based on their long term investment outlook and computation of historical returns. Expectations of returns for each asset class are the most significant of the assumptions used in developing the expected long‑term return on assets. The Company then utilizes a forward‑looking building block approach based on the asset class allocations.

17	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

The Plan’s investment policy for its funded pension plan is to maximize the total rate of return on plan assets within an acceptable level of risk to minimize the cost of providing pension benefits while maintaining adequate funding levels.

The Plan’s asset allocations and targets are as follows:

	Asset allocation		Target allocation
	2015	2014	2015	2014

Equity securities	37%	33%	27 - 47%	27 - 47%
Global asset allocation funds	13	13	10 - 20	10 - 20
Fixed income, cash and
annuity contracts	38	42	25 - 45	25 - 45
Alternatives	12	12	0 - 20	0 - 20

Total	100%	100%

The fair value of assets underlying the Plan held at December 31, 2015 and 2014 by asset category is as follows:

	2015
	Level 1	Level 2	Level 3	Total
	(In thousands)
Equity securities: (a)
U.S. companies	$117	56,369	—	56,486
Non-U.S. companies	—	57,464	—	57,464
Global asset allocation funds (b)	19,181	21,131	—	40,312
Fixed income, cash and				—
annuity contracts (c)	—	116,968	—	116,968
Alternatives (d)	—	13,725	24,959	38,684

Total (1)	$19,298	265,657	24,959	309,914

(1)	Excludes accruals relating to trades that were not settled as of December 31, 2015.

18	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

	2014
	Level 1	Level 2	Level 3	Total
	(In thousands)
Equity securities: (a)
U.S. companies	$396	39,992	—	40,388
Non-U.S. companies	—	50,800	—	50,800
Global asset allocation funds (b)	17,521	18,365	—	35,886
Fixed income, cash and				—
annuity contracts (c)	13	117,097	—	117,110
Alternatives (d)	—	11,607	21,347	32,954

Total	$17,930	237,861	21,347	277,138

The following details the assets measured at fair value, including the general classification of such assets pursuant to the fair value hierarchy (note 1):

(a)	Equity securities

Most of the equity securities are held in common/collective trusts, which are public investment fund vehicles valued based on the quoted net asset value (NAV) and are generally classified within Level 2 of the fair value hierarchy. Other equity securities are valued at the closing price reported on the major stock exchange where the individual securities are traded and are generally classified within Level 1 of the fair value hierarchy.

(b)	Global asset allocation funds

Global asset allocation assets generally consist of fixed income and equity securities and are held in registered investment companies and common/collective trusts, where the assets are valued at NAV, and classified as Level 1 and Level 2, respectively, of the fair value hierarchy.

(c)	Fixed income, cash, annuity contracts

Fixed income securities and cash are generally held in common/collective trusts that are benchmarked off a comparable index. The underlying assets are valued at NAV and are classified as Level 2 of the fair value hierarchy. The value of annuity contracts are invested in asset pools consisting of equity and fixed income securities, which are classified as Level 2 of the fair value hierarchy.

(d)	Alternatives

Alternatives primarily include limited partnership investments in hedge funds and private equity funds. Hedge funds are valued based on a quoted NAV and are classified within Levels 2 or 3 of the fair value hierarchy, depending on the level of liquidity and market activity for each investment. The valuation of private equity funds are based on different methodologies including discounted cash flow, direct capitalization, and market comparable analysis and are generally classified as Level 3 of the fair value hierarchy.

19	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

The changes in Level 3 pension plan assets for the years ended December 31, 2015 and 2014, were as follows:

	2015	2014
	(In thousands)

Balance at beginning of year	$21,347	30,125
Purchases, issuances, and settlements, net	(308)	(110)
Transfer out due to plan spinoff	—	(9,698)
Actual return on Plan assets still held at December 31, 2015	3,920	1,030

Balance at end of year	$24,959	21,347

The Company expects to contribute $23.6 million to the Plan in 2016.

Total payments from the Company’s benefit plans were $8.9 million in 2015. The expected future payments from its benefit plans are as follows (in thousands):

2016	$11,272
2017	13,005
2018	14,660
2019	16,531
2020	19,042
2021-2025	132,050

$206,560

(12)	Related Party Transactions

During 2015 and 2014, the Company had transactions with Advance Publications, Inc. and its wholly owned subsidiaries (Advance). Advance is a related party to the Company due to its ownership of A/N (note 1). Amounts due from Advance that are included within other current assets in the accompanying consolidated balance sheets at December 31, 2015 and 2014 are summarized below:

	2015	2014
	(In thousands)

Total due from Advance, net	$12,842	24,247

The Company has a revolving credit agreement with Advance with a borrowing capacity of $750.0 million. The revolving credit facility has a term of five years maturing on August 31, 2018, with interest on the outstanding balance equal to LIBOR plus 1.75% in addition to a commitment fee of 0.275% on the unused portion. The Company has subordinated its right to receive interest and repayments of principal to the rights of certain other creditors pursuant to a subordination agreement dated July 28, 2009. The outstanding balance of the revolving line of credit as of December 31, 2015 and 2014 was $0. Total interest income recognized by the Company related to the revolving credit agreement was $1.9 million, $1.9 million and $1.9 million for the years ended

20	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

December 31, 2015, December 31, 2014 and December 31, 2013, respectively, which is recorded as a component of interest, net within the accompanying consolidated statements of income.

The accompanying consolidated statements of income include allocations from Advance for certain corporate administrative expenses. Total allocated corporate expense was $60.2 million, $47.9 million and $49.7 million for the years ended December 31, 2015, December 31, 2014 and December 31, 2013, respectively, which is recorded by the Company as a component of operating expense within the accompanying consolidated statements of income.

(13)	Commitments and Contingencies

a.	The Company has certain pending lawsuits, which, in the opinion of management, will not have a material adverse effect upon the financial condition of the Company.

b.
As of December 31, 2015, the Company is contingently liable for affiliated pension liabilities of $576 million (affiliates’ share of accumulated benefit obligation in excess of plan assets). As of December 31, 2015, the Company does not expect that any contributions will be made on behalf of any of the affiliates.

c.
The Company pays for programming provided to its subscribers under joint contracts with TWC. Contract rates are based on subscriber counts that include TWC’s and the Company’s subscribers. The Company’s programming costs could increase if contract rates were negotiated based solely on the Company’s subscriber counts.

d.
Many of the Company’s franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements. The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.

e.
Cash distributions by the Company for non-tax purposes are restricted by the existing note purchase agreement with third‑party lenders (the Agreement). The Company may make cash distributions during any fiscal quarter so long as the Adjusted Consolidated Net Worth (as defined) as of such date less the amount of such cash distribution is not less than $1 billion.

f.	The Company had $33.7 million and $34.4 million of letters of credit as of December 31, 2015 and December 31, 2014, respectively.

g.
The Company is liable under various operating leases for office space which expire on various dates through 2039. Certain lease agreements include escalation clauses. The Company also rents space on utility poles for its operations. The pole rental agreements are for varying terms and management anticipates renewals as they expire.

21	(Continued)

BRIGHT HOUSE NETWORKS, LLC AND SUBSIDARIES
Notes to Consolidated Financial Statements
December 31, 2015, 2014 and 2013

Future minimum rental payments required under these leases (with initial or remaining terms in excess of one year), including pole rentals from January 1, 2016 through December 31, 2020 at rates now in force, are as follows (in thousands):

2016	$22,007
2017	21,770
2018	21,365
2019	18,474
2020	17,485
Thereafter	7,161

108,262
Less sublease income	(9,234)

$99,028

Total rent expense was $24.7 million, $20.4 million and $26.5 million in 2015, 2014 and 2013, respectively.

(14)	Subsequent Events

On January 25, 2016, and February 17, 2016 the Company received capital cash contributions of $150 million and $40 million, respectively, from A/N, which amounts were used to repay debt (see note 8).